Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-68531, pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN; Registration Statement No. 333-163314, pertaining to THE BOSTON BEER COMPANY, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS; Registration Statement No. 333-163315, pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN; Registration Statement No. 333-12221, pertaining to THE BOSTON BEER COMPANY, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS; Registration Statement No. 333-85110, pertaining to THE BOSTON BEER COMPANY, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS; Registration Statement No. 333-85112, pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN; Registration Statement No. 333-121057, pertaining to THE BOSTON BEER COMPANY, INC. 1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS; Registration Statement No. 333-140250, pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN; and Registration Statement No. 333-148374, pertaining to THE BOSTON BEER COMPANY, INC. EMPLOYEE EQUITY INCENTIVE PLAN of The Boston Beer Company, Inc. of our reports dated February 20, 2013, with respect to the consolidated financial statements of The Boston Beer Company, Inc., and the effectiveness of internal control over financial reporting of The Boston Beer Company, Inc. included in the Annual Report (Form 10-K) for the year ended December 29, 2012.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 20, 2013